EXHIBIT 10.12

REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of January 13, 2004, between TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), and Aether Systems, Inc., a Delaware corporation (the “Shareholder”).

RECITALS

     WHEREAS, the Company, TSYS Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of the Company, TeleCommunication Systems Limited, a company organized under the laws of England and wholly-owned subsidiary of the Company (“TCS Ltd.”) and Shareholder have entered into a Purchase Agreement relating to the purchase and sale of Shareholder’s division known as Enterprise Mobility Solutions, as amended by Amendment No. 1 dated as of January 13, 2004 (the “Purchase Agreement”);

     WHEREAS, pursuant to the Purchase Agreement, Shareholder will receive on the Closing Date (as defined in the Purchase Agreement) shares of Parent Common Stock (as defined in the Purchase Agreement) constituting the Stock Consideration (as defined in the Purchase Agreement) (the “Shares”); and

     WHEREAS, the Company and the Shareholder desire to execute and deliver this Agreement in order to provide the Shareholder with certain rights with respect to the Shares.

     THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

          “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

          “Holder” shall mean the Shareholder and any Permitted Transferee to whom Registrable Securities are transferred in accordance with this Agreement.

          “Indemnified Party” shall have the meaning set forth in Section 5(c).

          “Indemnifying Party” shall have the meaning set forth in Section 5(c).

          “Liquidated Damages” shall have the meaning set forth in Section 6.

          “Permitted Transferee” shall have the meaning set forth in Section 2(a).

          “Piggyback Registration” shall have the meaning set forth in Section 3(b).

          “Piggyback Registration Statement” shall have the meaning set forth in Section 3(c)(i).

          “Piggyback Securities” shall have the meaning set forth in Section 3(b).

          “PIPE Registration Rights Agreement” shall have the meaning set forth in Section 4.

          “Public Sale” shall have the meaning set forth in Section 2(b).

          The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing, and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          “Registrable Securities” shall mean the Shares and any shares of the Parent Common Stock or other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event and held by the Holders. Such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities shall have become effective under the Securities Act and such securities have been sold pursuant thereto, (ii) such securities shall have been sold under Rule 144 (or successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) such securities shall have ceased to be outstanding.

          “Registration Default” shall have the meaning set forth in Section 6.

          “Registration Expenses” shall mean all fees and expenses incurred by the Company in compliance with its obligations under Section 3(a), Section 3(b) or Section 3(c), including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, the fees and expenses of the Company’s accountants (including the costs of obtaining any “comfort” letters) and auditors fees and expenses of compliance with state securities or blue sky laws, transfer taxes, and the fees of transfer agents and registrars; provided, however, that “Registration Expenses” shall not include (i) any Selling Expenses or (ii) the fees and expenses of counsel and other advisors for the Shareholder or any other Holder.

          “Registration Statement” shall have the meaning set forth in Section 3(c)(i).

          “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall from time to time be in effect.

          “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          “Selling Holders” shall have the meaning set forth in Section 5(d).

          “Shares” shall have the meaning set forth in the recitals hereto.

          “Shelf Registration Statement” shall have the meaning set forth in Section 3(a).

          “Transfer” shall have the meaning set forth in Section 2(a).

          “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the NASDAQ National Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the NASDAQ National Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the NASDAQ National Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets, or, if no dollar volume-weighted average price is reported for such security by Bloomberg Financial Markets for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

     Section 2. Restrictions on Non-Registered Transfers.

     (a)  Restrictions. Each Holder agrees that it will not, directly or indirectly, sell, transfer or otherwise dispose of, or agree to sell, transfer or dispose of (each, a “Transfer”), the Registrable Securities (or any economic interest therein), except pursuant to (i) a Public Sale (as defined below) or (ii) one or more private transactions; provided that no such private transaction may be effected for a period of 360 days after the Closing Date without the prior written consent of the Company (which consent shall not be unreasonably withheld) (any such purchaser in a private transaction, a “Permitted Transferee”), and such Holder will cause any subsequent Holder of such Holder’s Registrable Securities to agree to take and hold such Registrable Securities subject to the terms and conditions of this Agreement.

     (b)  Restrictive Legend. Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event shall be stamped or otherwise imprinted with a legend in the following form; provided, however, that such legend shall not be required if (i) a Transfer is being made in connection with a sale of Shares registered under the Securities Act, including a sale pursuant to Section 3 hereto, or in connection with a sale in compliance with Rule 144 under the Securities Act (each, a “Public Sale”), or (ii) the opinion of counsel referred to in Section 2(c) is to the further effect that neither such legend nor the restrictions on Transfer in this Section 2 are required in order to ensure compliance with the Securities Act:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, nor the laws of any state. Accordingly, these securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability, in the opinion of counsel for the issuer, of an exemption from registration under the Securities Act of 1933, as amended, or the laws of any state. Therefore the stock transfer agent will effect transfer of this certificate only in accordance with the above instructions.

The Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend if the Shelf Registration Statement or other Registration Statement covering the Shares represented by any such certificate is effective or upon the request of a Holder of such a certificate if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that the Shares represented by such certificate may be sold publicly without registration under the Securities Act.

     (c)  Termination of Restrictions. The restrictions set forth in this Section 2 shall terminate and cease to be effective with respect to any of the Shares (i) upon the sale of such Shares, if the Shares in respect of which such sale occurs have been registered under the Securities Act, (ii) upon receipt by the Company of an opinion of counsel, in form reasonably satisfactory to the Company, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of such Shares, or (iii) upon the expiration of the two-year period referred to in Rule 144(k) under the Securities Act (as such rule may be amended from time to time), if, pursuant to Rule 144(k), such Holder was not an “affiliate” of the Company (as such term is defined in Rule 144(a) under the Securities Act) at the time of the sale of the Shares and has not been an affiliate of the Company during the preceding three months.

     Section 3. Registration Under Securities Act.

     (a)  Registration. No later than 120 days from the Closing Date, the Company shall file a registration statement on Form S-3 or any successor thereto (or other form of registration statement, if Form S-3 is not available) for the registration and the public sale of all of the Registrable Securities pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”) and thereafter shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective by the Commission on or before the date which is 180 days after the Closing Date; provided that any registration statement filed pursuant to that certain Registration Rights Agreement, dated as of December 18, 2003, by and among the Company, the Riverview Group LLC, 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., 033 Growth International Fund, Ltd. and Oyster Pond Partner, L.P. (the “PIPE Registration Rights Agreement”) shall be considered a “Shelf Registration Statement”. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under Rule 415 of the Securities Act for a period of two years from the Closing Date, or (if earlier) until the Holders shall have completed the distribution of all Registrable Securities described in the Shelf Registration Statement. On and after the date which is 180 days after the Closing Date, the Holders shall be entitled to sell all or any portion of the aggregate number of Registrable Securities pursuant to the Shelf Registration Statement.

     (b)  Piggyback Registration. (i) If at any time after 180 days after the Closing Date when there is not an effective Shelf Registration Statement covering all the Registrable Securities the Company proposes to register any of its securities under the Securities Act, whether for its own account or for the account of shareholders other than the Holders (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4), the Company shall give the Holders notice of such proposed registration (a “Piggyback Registration”) at least 30 days prior to the filing of a registration statement in connection therewith. At the written request of any Holder delivered to the Company within 15 days after the receipt of the notice from the Company, which request shall state the number of Registrable Securities that such Holder wishes to sell or distribute publicly in the Piggyback Registration, the Company shall effect the registration under the Securities Act of the Registrable Securities requested to be included in the Piggyback Registration (the “Piggyback Securities”) as expeditiously as possible and use its commercially reasonable efforts to have such registration become and remain effective as provided in Section 3(c). Each Holder of Piggyback Securities shall be permitted to withdraw all or any part of the Piggyback Securities of such Holder from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, in the case of an underwritten offering, that such Holder is permitted to do so by the managing underwriters or pursuant to any agreement with such managing underwriters.

          (ii) No Holder shall be entitled to include any Registrable Securities in any underwritten Piggyback Registration unless such Holder shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the securities (other than Piggyback Securities) to be included in such Piggyback Registration. If a Piggyback Registration is to cover, in whole or in part, any underwritten distribution, then the Company shall use its commercially reasonable efforts to cause all Piggyback Securities to be included in the underwriting on the same terms and conditions as the securities (other than Piggyback Securities) being sold through the underwriters.

          (iii) If the managing underwriters of any Piggyback Registration advise the Company in writing that in their good faith judgment that the number of securities to be included in the Piggyback Registration exceeds the number that can be sold in the offering in light of marketing factors or because the sale of a greater number would adversely affect the price of the securities to be sold in such Piggyback Registration, then the total number of securities the underwriters advise can be included in such Piggyback Registration shall be allocated, subject to Section 18 of this Agreement, (A) first, to the securities of the Company the Company proposes to issue and sell for its own account; and (B) second, among the Piggyback Securities and any other securities of the Company that the Company proposes to register for sale by any Person in such Piggyback Registration in accordance with any contractual provisions binding on the Company, on a pro rata basis with respect to each holder of Piggyback Securities and/or such other securities based on such holder’s ownership of the total number of Piggyback Securities and such other securities.

     (c)  Registration Procedures. In connection with the filing of the Shelf Registration Statement or a Piggyback Registration Statement (as defined below), the Company will:

          (i) Furnish each Holder whose Registrable Securities are covered by, as updated from time to time, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, or any registration statement in connection with a Piggyback Registration (a “Piggyback Registration Statement” and, together with any Shelf Registration Statement, a “Registration Statement”) (in each case, including any preliminary prospectus contained therein), and, in each case, each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and shall reflect in each such document, when so filed with the Commission, such comments pertaining to the Holder as such Holder may reasonably propose in writing;

          (ii) Prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities covered by the Registration Statement;

          (iii) Furnish such reasonable number of copies of the prospectus and other documents incident thereto, including any amendment of or supplement thereto, as each Holder whose Registrable Securities are covered thereby from time to time may reasonably request in writing;

          (iv) Notify each such Holder, promptly after receiving notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

          (v) Cause all Registrable Securities covered thereby to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed and use its commercially reasonable efforts to register or qualify such Registrable Securities under such applicable state securities or blue sky laws as any Holder of such Registrable Securities may reasonably request in writing.

          (vi) Provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (vii) Upon appropriate prior written notice by a Holder of Registrable Securities covered thereby, make available for inspection by such Holder, any underwriter participating in any underwritten offering pursuant to Section 3(d), and any attorney or accountant retained by such Holder or underwriter (each an “Inspector”), on reasonable prior notice and during normal business hours, reasonable financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and use its commercially reasonable efforts to cause the Company’s officers and directors to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement; provided, however, that each Inspector shall agree in writing (in a form reasonably acceptable to the Company) to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) after consulting with the Company and its counsel, the parties determine that the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations;

          (viii) Furnish to each Holder whose Registrable Securities are covered thereby, upon the request of such Holder, a copy of all material documents filed with and all material correspondence from or to the Commission relating to the Registration Statement;

          (ix) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

          (x) In connection with any underwritten offering, to the extent applicable, furnish to each Holder whose Registrable Securities are being sold in such offering, a signed counterpart, addressed to such Holder, of an opinion of counsel for the Company, dated the effective date of the Registration Statement, and “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and, in the case of the accountants’ “comfort” letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities;

          (xi) Notify each Holder of any Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, promptly upon the Company becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (xii) In connection with any underwritten offering, enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities to be sold in such offering; provided that such underwriting agreement contains customary underwriting provisions; and provided, further that, if the underwriter so requests, the underwriting agreement will contain customary indemnification and contribution provisions.

     (d)  Underwriting. (i) The Shareholder shall have the right to distribute all, or a portion of, the Registrable Securities owned by it which are covered by the Shelf Registration Statement by means of an underwritten offering. If the Shareholder desires to sell its Registrable Securities by means of an underwritten offering, it shall so advise the Company by written notice, and the Company shall select an underwriter or representative of underwriters reasonably acceptable to the Shareholder. Any other Holder may participate in such underwritten offering.

          (ii) If the Shareholder proposes to sell its Registrable Securities in an underwritten offering pursuant to Section 3(d)(i), and the underwriter of such offering shall inform the Company that the inclusion of all or a specified number of the Shareholder’s Registrable Securities and any of the Registrable Securities of any other Holder participating in the offering, would interfere with the successful marketing or pricing of such Registrable Securities, then the Company shall reduce the number of the Shareholder’s Registrable Securities and each other participating Holder’s Registrable Securities included in such offering pro rata to the extent necessary to eliminate such effect.

          (iii) The Company shall file such amendments and supplements to the Shelf Registration Statement as it deems necessary and use its commercially reasonable efforts to cause such underwritten offering to comply with all applicable rules and regulations of the Commission. In addition, the Company shall assist the Shareholder and each other Holder participating in the underwritten offering in marketing the Registrable Securities to be sold pursuant to such underwritten offering, including by participating in “road shows” and similar marketing efforts as reasonably requested by the Shareholder or the underwriters, subject in all events to the reasonable availability of the Company’s officers and personnel. No Shareholder or any other Holder may participate in any underwritten offering hereunder unless it (A) sells its Registrable Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (B) completes and executes a customary underwriting agreement and all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

     (e)  Expenses. The Company shall bear all Registration Expenses. The Shareholder shall bear all Selling Expenses (in proportion, as nearly as practicable, to the Registrable Securities of the Shareholder and each other Holder being sold). Except as provided in the preceding sentence, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 4. Additional Covenants of the Company. (a) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Shareholder, enter into any agreement with any holder or prospective holder of any securities of the Company which give such holder or prospective holder rights that are superior to, or which adversely affect, the rights granted under this Agreement. The Company represents and warrants that there are no outstanding rights, commitments or agreements which give a holder or prospective holder rights that are superior to, or which adversely affect, the rights granted under this Agreement.

          (b) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to (i) make available and keep public information as those terms are understood and defined in Rule 144 under the Securities Act and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     Section 5. Indemnification. (a) The Company shall indemnify, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by, a Registration Statement, each of their respective officers and directors, each person controlling such Holder within the meaning of the Securities Act, each underwriter participating in an underwritten offering (if any), and each person controlling any such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement (including the prospectus contained therein), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers and directors, each person controlling such Holder within the meaning of the Securities Act, each such underwriter, and each person controlling each such underwriter within the meaning of the Securities Act, or any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, action or proceeding; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based on written information furnished to (or information withheld from) the Company by such Holder specifically for inclusion therein.

          (b) Each Holder will indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person controlling the Company within the meaning of the Securities Act, each other Holder and each of their officers and directors, each person controlling such other Holder within the meaning of the Securities Act, each underwriter participating in an underwritten offering (if any), and each person controlling any such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement (including the prospectus contained therein), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, their respective directors, officers, or control persons, each such underwriter, and each person controlling each such underwriter within the meaning of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, action or proceeding, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) arises out of or is based upon written information furnished to (or information withheld from) the Company by such Holder specifically for inclusion therein.

          (c) Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice in writing to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 5, except to the extent the Indemnifying Party is materially prejudiced thereby. In case any such claim or action is brought against an Indemnified Party, unless in the reasonable judgment of such Indemnified Party’s counsel, a conflict of interest between such Indemnified and Indemnifying Parties exists in respect of such claim, the Indemnifying Party will be entitled to participate in and, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, to the extent that it may wish, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, and the Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No Indemnifying Party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party (other than as a result of the terms hereof) in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders whose Registrable Securities were included in the Registration Statement (the “Selling Holders”), on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Selling Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by one of the Selling Holders and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 6. Failure to Effect Registration. (a) The parties hereto agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 3, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (a) the Shelf Registration Statement is not declared effective within 180 days after the Closing Date; or (b) other than during an Allowable Grace Period (defined in Section 6(b) below), the Shelf Registration Statement is filed and declared effective within 180 days after the Closing Date but shall thereafter cease to be effective within the time period specified in Section 3(a) (each such event referred to in clauses (a) or (b), a “Registration Default”), then with respect to each 30-day period (or pro rata for any portion thereof) after such Registration Default, the Company shall pay liquidated damages (“Liquidated Damages”) to each Holder following the occurrence of such Registration Default in an amount in cash equal to the product of (i) the amount derived by multiplying (A) one percent (1%) of the number of Registrable Securities then held by such Holder by (B) the Weighted Average Price of the Parent Common Stock for the five trading days immediately prior to the Registration Default multiplied by (ii) the percentage derived by dividing (A) the actual number of days elapsed from the date of the Registration Default or the last day of the prior 30-day period, as applicable, to the day such Registration Default has been completely cured by (B) 30. The Liquidated Damages payable pursuant hereto shall be payable within five Business Days from the end of the calendar month commencing on the first calendar month in which the Registration Default occurs.

     (b)  Notwithstanding anything to the contrary herein, at any time after the Shelf Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty-five (45) days and the first day of any Grace Period must be at least two (2) Business Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(c)(xi) hereof shall not be applicable during the period of any Allowable Grace Period. Each Holder agrees to keep confidential any information provided by the Company pursuant to this Section 6(b) until the Company shall have made public disclosure of such information within the meaning of Rule 101(e) of Regulation FD promulgated under the 1934 Act.

     Section 7. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     Section 8. Entire Agreement; Amendment; Waiver. This Agreement, the Purchase Agreement and all documents required to be delivered hereto and the other documents and certificates delivered pursuant to the terms hereof set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior negotiations, understandings, discussions, agreements promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto whether written or oral. This Agreement may be amended, modified or supplemented only by written agreement of the Company and Holders holding a majority of the Registrable Securities.

     Section 9. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on the date of delivery, if delivered in person, if sent by courier or Federal Express or other similar overnight delivery service or on the date of transmission if sent by telecopier (which is confirmed with a copy sent by other means of delivering notice hereunder), to the party entitled to receive the same, at the address provided in this Section 9.

          Any party hereto may change its address by giving notice to the other parties hereto stating its new address, all in the manner provided herein. Such newly designated address shall thereafter be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

(a)	If to the Company, to:

TeleCommunication Systems, Inc. 275 West Street, Suite 400 Annapolis, MD 21401 Attn: Thomas M. Brandt, Jr. Telephone: (410) 263-7616 Fax: (410) 280-1048

with a copy to:

Piper Rudnick LLP 6225 Smith Avenue Baltimore, MD 21209-3600 Attn: Wilbert H. Sirota, Esq. Telephone: (410) 580-3000 Fax: (410) 580-3763

(b)	If to Shareholder, to:

Aether Systems, Inc. 11460 Cronridge Drive Owings Mills, MD 21117 Attn: David Oros Telephone: (410) 654-6400 Fax: (410) 654-6554

with a copy to:

Kirkland & Ellis LLP 655 15th Street, N.W., Suite 1200 Washington, DC 20005 Attn: Mark D. Director, Esq. Telephone: (202) 879-5000 Fax: (202) 879-5200

     Section 10. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that (a) the Shareholder may assign its rights hereunder to any of its affiliates in connection with the transfer, sale or other disposition of Shares to such affiliate; and (b) the Shareholder or a Holder may transfer its rights hereunder to a Permitted Transferee in connection with a Transfer; provided, further that (i) the Company is given written notice at the time of such assignment, stating the name and address of said affiliate or Permitted Transferee and identifying the Registrable Securities with respect to which such rights are being assigned or Transferred and (ii) the assignee of such rights or the Permitted Transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

     Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

     Section 12. Titles and Subtitles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated.

     Section 13. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     Section 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     Section 15. Effectiveness. This Agreement shall only become effective upon the occurrence of the Closing.

     Section 16. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall be entitled to specific performance of the obligations of the other parties under this Agreement.

     Section 17. Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AETHER SYSTEMS, INC.

By:	/s/ David S. Oros

Name: David S. Oros
Title: Chief Executive Officer

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.
Title: Senior Vice President and Chief Financial Officer